                                                                    EXHIBIT 99.1


                                          Contact: Haim Tsuff
                                                   Chief Executive Officer
                                                   713-621-3882
                                                   ISRAMCO@WORDONLINE.NL
/FOR IMMEDIATE RELEASE/
                                                   John Swanson
                                                   Swanson Communications, Inc.
                                                    217-285-4967

                   ISRAMCO, INC. REPORTS THIRD QUARTER RESULTS


HOUSTON, Nov. 15 -- ISRAMCO, INC. (NASDAQ: ISRL -) reported today that revenues for the third quarter ended September 30, 2004 were $3,122,000, compared to $1,928,000 in the third quarter of 2003, representing an increase of approximately 62%. Major components of revenues in the third quarter of 2004 were attributable to the cruise line vessel ($1,809,000), oil and gas sales ($836,000) and other non-operating income ($351,000). Revenues for the nine months ended September 30, 2004 were $6,541,000 compared to $6,844,000 during the comparable period in 2003.

The company reported a loss of $595,000 ($0.23 per share) for the third quarter 2004 compared to net income of $808,000 ($0.31 per share) for the same period in 2003 and net income of $250,000 ($0.09 per share) for the nine months ended September 30, 2004 compared to net income of $3,302,000 ($1.25 per share) for the comparable nine month period in 2003 following adjustment for accounting changes.

The increase in revenues for the third quarter 2004 as compared to the same period in 2003 is primarily attributable to the first-time recording by Isramco of revenues received in respect of the lease of its cruise line vessel to an unaffiliated cruise line operator ($1,809,000). The lease period began in July 2004 and ended on October 17, 2004.

The decrease in revenues and net income for the nine month period ended September 30, 2004 is primarily attributable to a decrease in gains on securities of certain investee-affiliates of the company whose securities are traded on the Tel Aviv Stock Exchange, losses on other publicly traded securities held by the Company, a decline in the volume of gas sales and increase of deferred tax liabilities.

There were 2,639,853 shares of common stock issued and outstanding in both the 2003 and 2004 periods.

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The Company's quarterly results are summarized below:

                                                              Isramco, Inc.
                                                              (Unaudited)
                                                (in thousands, except for per share income)
                                        For the Three months                For the Nine Months
                                         Ended September 30,                Ended September 30

                                          2004          2003                2004          2003
STATEMENT OF OPERATIONS

Revenues                                 $3,122        $1,928              $6,541         $6,844

Total expenses                            2,534         1,102               4,765          3,260

Net income (loss)                          (595)          808                 250          3,302

Weighted average shares
  Issued and outstanding              2,639,853     2,639,853           2,639,853      2,639,853

Earnings per Common Share                 (0.23)         0.31                0.09           1.25


CASH FLOW DATA

Net cash provided by
operating activities                         --            --               1,079          1,438

Net cash provided by (used in)
Investing activities                         --            --              (8,086)         2,911

Net cash provided
By financing activities                      --            --               7,035             --

BALANCE SHEET DATA

Current assets                               --            --              10,963          8,209

Total Assets                                 --            --              41,870         32,614

Total Liabilities                            --            --              11,482          2,733

Total Shareholders Equity                    --            --              30,388         29,881

                           FORWARD-LOOKING STATEMENTS


ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.


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